                             ADVANCING CREDIT NOTE

                                 (this "Note")


          FOR VALUE RECEIVED, ON OR BEFORE March 31, 1997 ("Stated Maturity"), TEXAS GULF COAST BANCORP, INC. ("Borrower"), promises to pay to the order of Bank at its office at 712 Main Street, Houston, Harris County, Texas, or at such other location as Bank may designate, in immediately available funds and lawful money of the United States of America, the sum of THREE MILLION FOUR HUNDRED THOUSAND AND NO/100THS UNITED STATES DOLLARS (U.S. $3,400,000.00) or the aggregate unpaid amount of all advances hereunder, whichever is lesser, plus interest on the unpaid principal balance outstanding from time to time at a rate per annum equal to the lesser of (i) the Prime Rate (as hereinafter defined) from time to time in effect (the "Stated Rate") or (ii) the Highest Lawful Rate. If the Stated Rate at any time exceeds the Highest Lawful Rate, the actual rate of interest to accrue on the unpaid principal amount of this Note will be limited to the Highest Lawful Rate, but any subsequent reductions in the Stated Rate due to reductions in the Prime Rate will not reduce the interest rate payable upon the unpaid principal amount of this Note below the Highest Lawful Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued if the Stated Rate had at all times been in effect. "Prime Rate" means that rate as determined from time to time by Bank as being its prime rate, and thereafter entered in the minutes of Bank's Loan and Discount Committee. Without notice to Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate with each such change to be effective as of the date of each change in such prime rate. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE. BANK MAY MAKE LOANS AT RATES OF INTEREST AT, ABOVE OR BELOW THE PRIME RATE.

          This Note is the Note described in Section 1.1 of the Credit Agreement between Borrower and Texas Commerce Bank National Association ("Bank") dated as of December 31, 1994 (as amended, restated and supplemented from time to time, the "Agreement") and sometimes referred to therein as the Note. Capitalized terms used in this Note have the meanings used in the Agreement.

          The unpaid principal balance of this Note at any time shall be the total amounts loaned or advanced by Bank or holder hereof, less the amount of all payments or prepayments of principal made hereon by or for Borrower. Absent manifest error, the records of the Payee or any subsequent holder shall be conclusive as to amounts owed, both principal and accrued interest, hereunder. Subject to the terms and conditions of this Note and the Agreement and provided that there is no default, Borrower may use all or any part of the credit provided for herein at any time before March 31, 1995 (the "Advance Termination Date") and may borrow and repay but not reborrow hereunder prior to the Advance Termination Date and there is no limitation on the number of advances made hereunder so long as the total amount advanced prior to the Advance Termination Date does not exceed face amount of this Note.

          Accrued interest shall be due and payable quarterly, beginning March 31, 1995, and continuing on each June 30, September 30, December 31, and March 31 thereafter until the Stated Maturity when all accrued and unpaid interest shall be finally due and payable. Principal payments of $175,000.00 each (or the remaining unpaid principal if less) shall be due and payable quarterly beginning June 30, 1995 and continuing on each September 30, December 31, March 31 and June 30 thereafter until the Stated Maturity when all accrued and unpaid interest shall be finally due and payable. All unpaid principal and accrued and unpaid interest shall be finally due and payable at the Stated Maturity.

          Interest shall be computed on the basis of the actual number of days elapsed and a year comprised of 360 days, unless such calculation would result in a usurious interest rate, in which case interest will be calculated on the basis of a 365 or 366 day year, as applicable.

          All past-due principal and, to the extent permitted by applicable law, interest on this Note, shall, at Bank's option, bear interest at the Highest Lawful Rate, or if applicable law shall not provide for a maximum nonusurious rate of interest, at a rate per annum equal to eighteen percent (18%).

          The unpaid principal balance of this Note at any time shall be the total amounts advanced by Bank, less the amount of all payments of principal. Absent manifest error, the records of Bank shall be conclusive as to amounts owed. Subject to the terms and conditions of the Agreement, Borrower may use all or any part of the credit provided for herein at any time before the Termination Date.

          Time is of the essence. Borrower may at any time pay the full amount or any part of this Note without the payment of any premium or fee. Any prepayment shall be in the amount of U.S. $10,000.00, or an integral multiple thereof. At Bank's sole option, all payments may be applied to accrued interest, to principal, or to both.

          If any Event of Default occurs, then Bank may exercise any and all rights and remedies under the Loan Documents, at law, in equity or otherwise.

          Each and all Obligors severally waive notice, demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, and the filing of suit and diligence in collecting this Note and all other demands and notices, and consent and agree that their liabilities and obligations shall not be released or discharged by any or all of the following, whether with or without notice to them or any of them, and whether before or after the stated maturity hereof: (i) extensions of the time of payment; (ii) renewals; (iii) acceptances of partial payments; (iv) releases or substitutions of any collateral or any obligor; and (v) failure, if any, to perfect or maintain perfection of any security interest in any collateral. Each Obligor agrees that acceptance of any partial payment shall not constitute a waiver.

          Bank and any subsequent owner or holder hereof reserves the right, in its sole discretion, without notice to Borrower, to sell participations or assign its interest or both, in all or any part of this Note. For purposes of this Note, any assignee or subsequent holder of this Note will be considered the "Bank," and each successor to Borrower will be considered the "Borrower."

IN WITNESS WHEREOF, Borrower has executed this Note effective as of the Effective Date.

BORROWER:    TEXAS GULF COAST BANCORP, INC.

By: ___________________________________________________________________________

Typed Name: ___________________________________________________________________

Title: ________________________________________________________________________

BANK:        TEXAS COMMERCE BANK NATIONAL ASSOCIATION

By: ____________________________________________________________________________

Typed Name: ____________________________________________________________________

Title: _________________________________________________________________________

                               CREDIT AGREEMENT

THIS CREDIT AGREEMENT (as amended, restated and supplemented from time to time, "Agreement") between TEXAS GULF COAST BANCORP, INC. ("Borrower") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Bank") is dated as of December 31, 1994 (the "Effective Date").

1.   THE LOANS.

ADVANCE CREDIT NOTE 1.1 Subject to the terms and conditions hereof, Bank agrees to make loans ("Loan" or "Loans") to Borrower from time to time before March 31, 1995, not to exceed at any one time outstanding $3,400,000.00 ("Commitment"). Borrower has the right to borrow and repay but not reborrow. Each Loan must be at least $10,000.00 or the balance of the Commitment, whichever is less and each repayment must be at lest $10,000.00 or the principal balance of the Note, whichever is less. The Loans may only be used to (1) refinance Borrower's existing note dated July 31, 1994 in the original principal amount of $900,000.00 (together with all prior renewals and other predecessor notes, "Renewed Note"); and (2) redeem preferred stock issued by Borrower. Chapter 15 of the Texas Credit Code will not apply to this Agreement, the Note or any Loan. The Loans will be evidenced by, and will bear interest and be payable as provided in, the promissory note of Borrower dated the Effective Date and maturing March 31, 1997 (together with any and all renewals, modifications and replacements thereof and substitutions therefor, the "Note").

COMMITMENT FEE 1.2  THE COMMITMENT IS NOT SUBJECT TO A COMMITMENT FEE.

PAST DUE AMOUNTS 1.3 Each amount due to Bank in connection with the Loan Documents will bear interest from its due date until paid at the Highest Lawful Rate unless the applicable Loan Document provides otherwise.

2.   CONDITIONS PRECEDENT

ALL LOANS 2.1 Bank is not obligated to make any Loan unless: (a) Bank has received the following, duly executed and in Proper Form; (1) a Request for Loan, substantially in the form of Exhibit A, not later than (1) Business Day before the date (which shall also be a Business Day) of the proposed Loan; provided however, Bank may accept and act upon verbal advance requests received from a Borrower's representative reasonably believed by Bank to be authorized to make such requests; and (2) such other documents as Bank reasonably may require:
(b) no Event of Default exists; and (c) the making of the Loan is not prohibited by, or subjects Bank to any penalty or onerous condition under any Legal Requirement.

FIRST LOAN 2.2 In addition to the matters described in the preceding section, Bank will not be obligated to make the first Loan unless Bank has received all of the Loan Documents specified on Annex I in Proper Form.

3. REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this Agreement and to make the Loans, Borrower represents and warrants as of the Effective Date and the date of each request for a Loan that each of the following statements is and shall remain true and correct throughout the term of this Agreement.

ORGANIZATION AND STATUS 3.1 Borrower and each Subsidiary of Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; has all power and authority to conduct its business as presently conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification desirable. Borrower has no subsidiary other than those listed on Annex II and each Subsidiary is owned by Borrower in the percentage set forth on Annex II.

FINANCIAL STATEMENTS 3.2 All financial statements delivered to Bank are complete and correct and fairly present, in accordance with generally accepted accounting principles, consistently applied ("GAAP") (except those statements required to be prepared in accordance with accounting principles prescribed by banking regulations ("RAP") the financial condition and the results of operations of Borrower and each Subsidiary of Borrower as of the dates and for

Credit Agreement        December 31, 1994        Texas Gulf Coast Bancorp, Inc.

the periods indicated. No material adverse change has occurred in the assets, liabilities, financial condition, business or affairs of Borrower or any subsidiary of Borrower since the dates of such financial statements. Neither Borrower nor any Subsidiary of Borrower is subject to any instrument or agreement materially and adversely affecting its financial condition, business or affairs.

ENFORCEABILITY 3.3 The Loan Documents are legal, valid and binding obligations of the Parties enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally. The execution, delivery and performance of the Loan Documents have all been duly authorized by all necessary action; are within the power and authority of the Parties; do not and will not violate any Legal Requirement, the Organizational Documents of the Parties or any agreement or instrument binding or affecting the Parties or any of their respective Property.

COMPLIANCE 3.4 Borrower and each Subsidiary of Borrower has filed all applicable tax returns and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith and for which adequate reserves have been established. Borrower and each Subsidiary of Borrower is in compliance with all applicable Legal Requirements and manages and operates (and will continue to manage and operate) its business in accordance with good industry practices. Neither Borrower nor any Subsidiary of Borrower is in default in the payment of any other indebtedness or under any agreement to which it is a party. The Parties have obtained all consents of and registered with all Governmental Authorities or other Persons required to execute, deliver and perform the Loan Documents and all transactions contemplated by the Loan Documents.

LITIGATION 3.5 Except as previously disclosed to Bank in writing, there is no litigation or administrative proceeding pending or, to the knowledge of Borrower, threatened against, nor any outstanding judgment, decree, order, regulatory agreement, memorandum of understanding, or capital directive affecting Borrower, any Subsidiary of Borrower, or any institution affiliated party of Borrower (as defined by any banking law or regulation) in his capacity as such, before, by or with any Governmental Authority.

TITLE AND RIGHTS 3.6 Borrower and each Subsidiary of Borrower has good and marketable title to its Property, free and clear of any Lien except for Liens permitted by this Agreement and the other Loan Documents. Except as otherwise expressly stated in the Loan Documents or permitted by this Agreement, the Liens of the Loan Documents will constitute valid and perfected first and prior Liens on the Property described herein, subject to no other Liens whatsoever.
Borrower and each Subsidiary of Borrower possesses all permits, licenses, patents, trademarks and copyrights required to conducts its business.

REGULATION U; BUSINESS PURPOSE 3.7 None of the proceeds of any Loan will be used to purchase or carry, directly or indirectly, any margin stock or for any other purpose which would make this credit a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. All Loans will be used for business, commercial, investment or other similar purpose and not primarily for personal, family, or household use or primarily for agricultural purposes as such terms are used in Chapter One of the Texas Credit Code.

ENVIRONMENT 3.8 Neither Borrower nor any Subsidiary of Borrower has generated, handled, used, stored or disposed of any hazardous or toxic waste or substance, on or off its premises or other real estate owned (whether or not owned by it), other than in accordance with applicable Legal Requirements. Neither Borrower nor any Subsidiary of Borrower has any material contingent liability for non-compliance with environmental or hazardous waste laws. Neither Borrower nor any Subsidiary of Borrower has received any notice that it or any of its Property or operations does not comply with, or that any Governmental Authority is investigating in compliance with, any environmental or hazardous waste laws.

Credit Agreement        December 31, 1994        Texas Gulf Coast Bancorp, Inc.

STATEMENTS BY OTHERS 3.9 All statements made by or on behalf of Borrower, any Subsidiary of Borrower or any other of the Parties in connection with any Loan Document constitute the joint and several representations and warranties of Borrower hereunder.

4. AFFIRMATIVE COVENANTS. Borrower agrees to do, and if necessary cause to be done, and cause in Subsidiaries to do, each of the following:

CORPORATE FUNDAMENTALS 4.1 (a) Pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested in good faith and adequate reserves have been established therefor; (b) Renew and keep in full force and effect all of its licenses, permits and franchises; (c) Do all things necessary to preserve its corporate existence and its qualifications and rights in all jurisdictions where such qualification is necessary or desirable; (d) Comply with all applicable Legal Requirements; (c) Protect, maintain and keep in good repair its Property and make all replacements and additions to its Property as may be reasonably necessary to conduct its business properly and efficiently; and (f) File within required periods and in proper form all reports required by any Governmental Authority.

INSURANCE 4.2 Maintain insurance with such reputable financially sound insurers, on such of its Property and personnel, in such amounts and against such risks as is customary with similar Persons or as may be reasonably required by Bank, and furnish Bank satisfactory evidence thereof promptly upon request. These insurance provisions are cumulative of the insurance provisions of the other Loan Documents.

FINANCIAL INFORMATION 4.3 Furnish to Bank in Proper Form (i) the financial statements prepared in conformity with GAAP on consolidated and consolidating bases and the other information described in, and within the times required by, Exhibit B, Reporting Requirements, Financial Covenants and Compliance Certificate attached hereto and incorporated herein by reference; (ii) within the time required by Exhibit B. Exhibit B signed and certified by the chief financial officer or president of Borrower; (ii) promptly after such request is submitted to the appropriate Governmental Authority, any request for waiver of funding standards or extension of amortization periods with respect to any employee benefit plan; (iv) copies of special audits, studies, reports and analyses prepared for the management of Borrower by outside parties and (vi) such other information relating to the financial condition and affairs of the Borrower and any Subsidiary of Borrower as Bank may request from time to time in its discretion.

MATTERS REQUIRING NOTICE 4.4 Notify Bank immediately, upon acquiring knowledge of (a) the institution or threatened institution of any lawsuit or administrative proceeding involving Borrower, any Subsidiary of Borrower, or any institution affiliated party of Borrower (as defined by banking laws and regulations) which, if adversely determined, might adversely affect Borrower;
(b) any material adverse change in the assets, liabilities, financial condition, business or affairs of Borrower; (c) any Event of Default; or (d) any reportable event or any prohibited transaction in connection with any employee benefit plan.

INSPECTION 4.5 Permit Bank and its affiliates to inspect and photograph its Property, to examine and copy its files, books and records, and to discuss its affairs with its officers and accountants, at such time and intervals and to such extent as Bank reasonably desires.

ASSURANCES 4.6 Promptly execute and deliver any and all further agreements, documents, instruments, and other writings that Bank may request to cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of the agreements set forth or intended to be set forth in the Loan Documents.

CERTAIN CHANGES 4.7 Notify Bank at least 30 days prior to the date that any of the Parties changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records or the location of any of the Collateral.

Credit Agreement        December 31, 1994        Texas Gulf Coast Bancorp, Inc.


EXHIBIT B 4.8 Comply with each of the other affirmative covenants set forth in Exhibit B.

5. NEGATIVE COVENANTS. The Borrower will not, and no Subsidiary of Borrower will:

INDEBTEDNESS 5.1 Create, incur, or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, contingent or otherwise unless there is a permitted amount set forth in Exhibit B; except: (a) Indebtedness to Bank, or secured by Liens permitted by this Agreement, or otherwise approval in writing by Bank, and renewals and extensions (but not increases) thereof; and (b) current accounts payable and unsecured current liabilities, not the result of borrowing, to vendors, suppliers and Persons providing services, for expenditures for goods and services annually required by it in the ordinary course of business and on ordinary trade terms; and (c) for bank Subsidiaries of Borrower, deposits, endorsements and similar banking liabilities resulting from the ordinary conduct of the banking business.

LIENS 5.2 Create or permit to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its accounts or other Property, except: (a) Liens, not for borrowed money, arising in the ordinary course of business; (b) Liens for taxes not delinquent or being contested in good faith by appropriate proceedings; (c) Liens in effect on the date hereof and disclosed to Bank in writing so long as neither the indebtedness secured thereby nor the Property covered thereby increases, and (d) Liens in favor of Bank, or otherwise approved in writing by Bank.


FINANCIAL AND OTHER COVENANTS 5.3 Fail to comply with the required financial covenants and other covenants described, and calculated as set forth in Exhibit B, Unless otherwise provided on Exhibit B, all such amounts and ratios will be calculated (a) on the basis of GAAP; and (b) on a consolidated basis.
Compliance with the requirements of Exhibit B will be determined as of the dates of the financial statements to be provided to Bank.


CORPORATE CHANGES 5.4 In any single transaction or series of transactions, directly or indirectly; (a) liquidate or dissolve; (b) be a party to any merger or consolidation except the Permitted Merger; (c) self or dispose of any interest in any of its Subsidiaries, or permit any of its Subsidiaries to issue any additional equity other than to Borrower; (d) sell, convey or lease all or any substantial part of its assets, or (e) permit any change in ownership of Borrower except in the Permitted Merger. "Permitted Merger" shall mean a merger between Borrower and Gulf Southwest Nevada Corporation, Inc., a subsidiary of Gulf Southwest Bancorp, Inc. ("GSWB") meeting the following conditions: (a) as of the effective time of such merger, GSWB shall have provided its continuing guaranty of all indebtedness evidenced by the Note and the Loan Documents, together with GSWB's negative pledge of all stock of all bank Subsidiaries of GSWB as of the merger date, all in form acceptable to Bank; (b) upon consummation of such merger, GSWB, its bank Subsidiaries, Borrower, and Borrower's bank Subsidiaries shall all be in compliance with all regulatory capital requirements at the "adequately capitalized" level (or comparable successor term), individually and on any consolidated basis prescribed by banking regulation or guideline; (c) GSWB shall agree to provide reports and other financial information substantially comparable to reports required of Borrower and its Subsidiaries hereunder; (d) Borrower shall be deemed to make all representations and warranties made in this Agreement as of the effective date of such merger; (e) consummation of such merger shall not cause any default hereunder; and (f) Borrower and GSWB shall certify to Bank satisfaction of the foregoing requirements (a) - (e) in form reasonably acceptable to Bank supported by such documents (including an opinion of counsel to Borrower in Proper Form) as Bank may reasonably request.

Credit Agreement        December 31, 1994        Texas Gulf Coast Bancorp, Inc.


RESTRICTED PAYMENTS 5.5 Except as specifically permitted on Exhibit B, at any time (a) redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interest except repurchase and retirement of Borrower's preferred stock; ((b) declare or pay any dividend (except stock dividends and dividends paid to Borrower); or (c) make any other distribution or contribution of any Property or cash or obligation to owners of an equity interest or to a Subsidiary in their capacity as such.

NATURE OF BUSINESS; MANAGEMENT 5.6 Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged, or permit any material change in its management.

AFFILIATE TRANSACTIONS 5.7 Enter into any transaction or agreement with any Affiliate except (1) upon terms substantially similar to those obtainable from wholly unrelated sources, and (2) in compliance with all Legal Requirements applicable to such transaction.

SUBSIDIARIES 5.8 Form, create or acquire any Subsidiary except in the Permitted Merger.

6.   EVENTS OF DEFAULT AND REMEDIES.
EVENTS OF DEFAULT 6.1  Each of the following is an "Event of Default":
(a) Any Obligor fails to pay any principal of or interest on the Note or any other obligation under any Loan Document as and when due; or

(b) Any Obligor or Subsidiary of Borrower fails to pay a maturity, or within any applicable period of grace, any principal or interest on any other borrowed money obligation or fails to observe or perform any term, covenant or agreement contained in any agreement or obligation by which it is bound; or

(c) Any representation or warranty made in connection with any Loan Document was incorrect, false or misleading when made; or

(d) Any Obligor violates any covenant contained in any Loan Document; or

(e) An event of default occurs under any other Loan Document; or

(f) Final judgment for the payment of money is rendered against Obligor or any Subsidiary of Borrower and remains undischarged for a period of 30 days during which execution is not effectively stayed; or

(g) The sale, encumbrance or abandonment (except or otherwise expressly permitted by this Agreement of any of the Collateral or the making of any levy, seizure, garnishment, sequestration or attachment thereof or thereon; or the loss, theft, substantial damage, or destruction of any material portion of such Property; or

(h) Any order is entered in any proceeding against Borrower or any Subsidiary of Borrower decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for 30 days; or

(i) Any Obligor or any subsidiary of Borrower makes a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver conservator or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy , conservation, insolvency, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect or any such petition, application, or finding of insolvency shall be filed or any such proceeding shall be commenced against any Obligor or any subsidiary of Borrower and the Obligor or such subsidiary by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of any Obligor or any subsidiary of Borrower or granting relief to any Obligor or any subsidiary of Borrower or approving the petition in any such proceeding, and such order shall remain in effect for more than 30 days, or any Obligor or any subsidiary of Borrower shall fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its property which is not released, stayed, bonded or vacated within 30 days after its issue or levy; or

(j) Any Obligor or any Subsidiary of Borrower conceals or removes any part of its Property, with intent to hinder, delay or defraud any of its creditors, makes or permits a transfer of any of its

Credit Agreement        December 31, 1994        Texas Gulf Coast Bancorp, Inc.


Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

(k) A material adverse change occurs in the assets, liabilities, financial condition, business or affairs of any Obligor or any Subsidiary of Borrower, such material adverse change deemed conclusively to include, WITHOUT LIMITATION,
(i) any Obligor or any bank Subsidiary of any Obligor ceasing in any respect to be deemed "adequately capitalized" under any banking law or regulation, (ii) any Obligor, bank Subsidiary of any Obligor, or any institution affiliated party (as defined by any banking law) of any of the foregoing shall receive any request, demand or written notice to consent or enter into any order, regulatory agreement, memorandum of understanding, capital directive, civil money penalty assessment or similar order or proceeding; or

(l) Any change occurs in the ownership of Borrower except a Permitted Merger; or

(m) Any Obligor dissolves.

If any Event of Default occurs, then Bank may do any or all of the following:
(1) declare the Obligations to be immediately due and payable without notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (2) without notice to any Obligor, terminate the Commitment and accelerate the Termination Date; (3) set off, in any order, against the indebtedness of Borrower under the Loan Documents any debt owing by Bank to Borrower (whether such debt is owed individually or jointly), including, but not limited to, any deposit account, which right is hereby granted by Borrower to Bank and (4) exercise any and all other rights pursuant to the Loan Documents, at law, in equity or otherwise.

REMEDIES CUMULATIVE 6.2 No remedy, right or power of Bank is exclusive of any other remedy, right or power now or hereafter existing by contract, at law, in equity, or otherwise, and all remedies, rights and powers are cumulative.

7.   MISCELLANEOUS.

NO WAIVER 7.1 No waiver of any default or Event of Default will be a waiver of any other default or Event of Default. No failure to exercise or delay in exercising any right or power under any Loan Document will be a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any further or other exercise thereof or the exercise of any other right or power. The making of any Loan during either the existence of any default or Event of Default, or subsequent to the occurrence of an Event of Default will not be a waiver of any such default or Event of Default. No amendment, modification or waiver of any Loan Document will be effective unless the same is in writing and signed by the Person against whom such amendment, modification or waiver is sought to be enforced. No notice to or demand on any Person shall entitle any Person to any other or further notice or demand in similar or other circumstances.

NOTICES 7.2 All notices required under the Loan Documents shall be in writing and either delivered against receipt therefor, or mailed by registered or certified mail, return receipt requested, in each case addressed to the address shown on the signature page hereof or to such other address as a party may designate, Except for the notices required by Section 2.1, which shall be given only upon actual receipt by Bank, notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business Day).

GOVERNING LAW ARBITRATION 7.3 (a) UNLESS OTHERWISE SPECIFIED THEREIN, EACH LOAN DOCUMENT IS GOVERNED BY TEXAS LAWS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. To the maximum extent permitted by law, any controversy or claim arising out of or relating to the Loans or any Loan Document, but not limited to any claim based on or arising from an alleged tort or an alleged breach of any agreement contained in any of the Loan Documents, shall, at the request of any party to the Loan or Loan Documents (either before or after the commencement of judicial proceedings), be settled by mandatory and binding arbitration in accordance with the Commercial Arbitration Rules of

Credit Agreement        December 31, 1994        Texas Gulf Coast Bancorp, Inc.


the American Arbitration Association (the "AAA Rules") and pursuant to Title 9 of the United States Code, or if Title 9 does not apply, the Texas General Arbitration Act. In any arbitration proceeding (i) all statutes of limitations which would otherwise be applicable shall apply, and (ii) the proceeding shall be conducted in the city in which the office of Bank originating the Loans is located, by a single arbitrator if the amount in controversy is $1 million or less, or by a panel of three arbitrators if the amount in controversy (including but not limited to all charges, principal, interest fees and expenses) is over $1 million. Arbitrators are empowered to resolve any controversy by summary rulings substantially similar to summary judgments and motions to dismiss. Arbitrators may order discovery conducted in accordance with the Federal Rules of Civil Procedures. All arbitrators will be selected by the process of appointment from a panel, pursuant to the AAA Rules. Any award rendered in the arbitration proceeding will be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

(b) If any party to the Loan or Loan Documents files a proceeding in any court to resolve any controversy or claim, such action will not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions of this Section or that of any other claim or controversy, and the court shall, upon motion of any party to the proceeding, direct that the controversy or claim be arbitrated in accordance with this Section.

(c) No provision of, or the exercise of any rights under, this Section shall limit or impair the right of any party to the Loan Documents before, during or after any arbitration proceeding to: (i) exercise self-help remedies including but not limited to setoff or repossession; (ii) foreclose any Lien on or security interest in any Collateral; or (iii) obtain relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of assets or Collateral including, but not limited to attachments, garnishments, sequestrations, appointments of receivers, injunctions or other relief to preserve the status quo.

(d) To the maximum extent permitted by applicable law and the AAA Rules, neither Bank or any Obligor or any Affiliate, officer, director, employee, attorney, or agent of either shall have any liability with respect to, and Bank and each Obligor waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental and consequential damages suffered or incurred by such Person in connection with arising out of, or in any way related to, this Agreement or any of the other Loan Documents. Each of Bank and each Obligor waives, releases, and agrees not to sue each other or any of their Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Nothing contained herein, however, shall be construed as a waiver of any Obligor's or the Bank's right to compel arbitration of disputes pursuant to subparagraphs (a) and (b), above.

(e) Nothing herein shall be considered a waiver of the right or protections afforded Bank by 12 U.S.C. 91, Texas Banking Code Art. 342.609 or any similar statute.

(f) Each party agrees that any other party may proceed against any other liable Person, jointly or severally, or against one or more of them, less than all, without impairing rights against any other liable Persons. A party shall not be required to join the principal Obligor or any other liable Persons (e.g., sureties or guarantors) in any proceeding against any Person. A party may release or settle with one or more liable Persons as the party deems fit without releasing or impairing right to proceed against any Persons not so released.

SURVIVAL PARTIES BOUND; TERM OF AGREEMENT 7.4 All representations, warranties, covenants and agreements made by or on behalf of Borrower in connection with the Loan Documents will survive the execution and delivery of the Loan Documents, will not be affected by any investigation made by any Person, and will bind Borrower and the successors, trustees, receivers and assigns of Borrower and will benefit the successors and assigns of the Bank provided that Bank's agreement to make Loans to Borrower will not inure to the benefit of any successor or assign of Borrower. Except as otherwise provided herein, the term of this Agreement will be until the later of the final maturity of the Note and the full and final payment of all amounts due under the Loan Documents.

Credit Agreement        December 31, 1994        Texas Gulf Coast Bancorp, Inc.


DOCUMENTARY MATTERS 7.5 This Agreement may be executed in several identical counterparts, on separate counterparts; each counterpart will constitute an original instrument, and all separate counterparts will constitute but one and the same instrument. The headings and captions in the Loan Documents have been included solely for convenience and should not be considered in construing the Loan Documents. If any provision of any Loan Document is invalid, illegal or unenforceable in any respect under any applicable law, the remaining provisions will remain effective. The Loans and all other obligations and indebtedness of Borrower to Bank are entitled to the benefit of the Loan Documents.

EXPENSES 7.6 Any provision to the contrary notwithstanding, and whether or not the transaction contemplated by this Agreement are consummated, Borrower agrees to pay on demand all out-of-pocket expenses (including, without limitation, the fee and expenses of counsel for Bank) in connection with the negotiation, preparation, execution, filing, recording, modification, supplementing and waiver of the Loan Documents and the making, servicing and collection of the Loans. Borrower agrees to pay Bank's standard Documentation Preparation and Processing Fee for preparation, negotiation and handling of this Agreement. The obligations of the Borrower under this and the following section will survive the termination of this Agreement.

INDEMNIFICATION 7.7 THE BORROWER AGREES TO INDEMNIFY, DEFEND AND HOLD BANK HARMLESS FROM AND AGAINST ANY AND ALL LOSS, LIABILITY, OBLIGATION, DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY AND EXPENSE (INCLUDING INTEREST, PENALTIES, ATTORNEYS' FEES AND AMOUNTS PAID IN SETTLEMENT) TO WHICH THE BANK MAY BECOME SUBJECT ARISING OUT OF OR BASED UPON THE LOAN DOCUMENTS, OR ANY LOAN, INCLUDING THAT RESULTING FROM BANK'S OWN NEGLIGENCE, EXCEPT AND TO THE EXTENT CAUSED BY BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

NATURE OF OBLIGATIONS 7.8 If more than one Borrower executes this Agreement, all of the representations, warranties, covenants and agreements of Borrower shall be joint and several obligations of all Borrowers.

USURY NOT INTENDED 7.9 Borrower and Bank intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Agreement or any other Loan Document will never exceed the Highest Lawful Rate. If Bank contracts for, charges or receives any excess interest, it will be deemed a mistake. Bank will automatically reform the Loan Document or change to conform to applicable law, and if excess interest has been received, Bank will either refund the excess to Borrower or credit the excess on any unpaid principal amount of the Note or any other Loan Document. All amounts constituting interest will be spread throughout the full term of the Loan Document or applicable Note in determining whether interest exceeds lawful amounts.

NO COURSE OR DEALING 7.10 NO COURSE OF DEALING BY BORROWER WITH BANK, NO COURSE OF PERFORMANCE AND NO TRADE PRACTICES OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS AGREEMENT.

8. DEFINITIONS. Unless the context otherwise requires, capitalized terms used in Loan Documents and not defined elsewhere shall have the meanings provided by GAAP, except as follows:

Affiliate means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question; and (d) an institution affiliated party (as defined in any banking law or regulation) of any Person. The term "control" means to possess, directly or indirectly, the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise

Credit Agreement        December 31, 1994        Texas Gulf Coast Bancorp, Inc.


Bank is not under any circumstances to be deemed an Affiliate of Borrower or any of its Subsidiaries.

Authority Documents means certificate of authority to transact business, certificates of good standing, borrowing resolutions (with secretary's certificate), secretary's certificates of incumbency, and other documents which empower and enable Borrower or its representatives to enter into agreements evidenced by Loan Documents or evidence such authority.

Business Day means a day when the main office of Bank is open for the conduct of commercial lending business.

Collateral means all Property, tangible or intangible, real, person or mixed, now or hereafter subject to Security Documents, or intended so to be.

Corporation means corporations, partnerships, limited liability companies, joint ventures, joint stock associations, banks, business trusts and other business entities.

Governmental Authority means any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over Bank or any Obligor, or any Subsidiary of Borrower or their respective Property.

Highest Lawful Rate means the maximum nonusurious rate of interest permitted to be charged by applicable Federal or Texas law (whichever permits the higher lawful rate) from time to time in effect. If Chapter One of the Texas Credit Code establishes the Highest Lawful Rate, the Highest Lawful Rate is the "indicated rate ceiling" as defined in that Chapter.

Indebtedness means and include (a) all items which in accordance with GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); (b) all guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others (but not including cross-guaranty liability between bank Subsidiaries of Borrower to the extent created solely by federal banking law), and (c) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which indebtedness is being determined, in Property owned subject to such Lien, whether or not the Indebtedness secured thereby has been assumed.

Legal Requirement means any law, ordinance, decree, requirement, order (including an order entered into by consent), agreement, memorandum of understanding, written commitment, assessment, judgment, rule, regulation (or interpretation of any of the foregoing) of or with, and the terms of any license, permit or approval issued by, any Governmental Authority.

Lien shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract.

Loan Documents means this Agreement, the agreements, documents, instruments and other writings contemplated by this Agreement or on Annex I, all other assignments, guaranties, pledges, instruments, certificates and agreements now or hereafter executed or delivered to the Bank pursuant to any of the foregoing and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

Obligations means all principal, interest and other amounts which are or become owing under this Agreement, the Note or any other Loan Document .

Obligor means each Borrower and any guarantor (including GSWB upon the effective date of the Permitted Merger), surety, co-signer, general partner or other person who may now or hereafter be obligated to pay all or any part of the Obligations.

Organizational Documents means, with respect to a Corporation, the certificate of incorporation, article of incorporation and bylaws of said Corporation; in each case including all modifications and supplements thereof of the date of the Loan Documents referring to such Organizational Documents and any and all future modifications thereof which are consented to by Bank.

Parties means all Persons other than Bank executing any Loan Document.

Person means any individual, Corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

Proper Form means in form and substance satisfactory to the Bank.

Property means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

Credit Agreement        December 31, 1994        Texas Gulf Coast Bancorp, Inc.


Security Documents means those Security Agreements listed on Annex I and all supplements, modifications, amendment, extensions thereof and all other agreements hereafter executed and delivered to Bank to secure the Loans.

Subsidiary means, as to a particular parent Corporation, any Corporation of which 50% or more of the indicia of equity rights is at the time directly or indirectly owned by such parent Corporation or by one or more Persons controlled by, controlling or under common control with such parent Corporation.

THIS WRITEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN BANK AND THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANK AND THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BANK AND THE PARTIES.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective
Date:

BORROWER:      TEXAS GULF COAST BANCORP, INC.

By: ___________________________________________________________________________
Name: _________________________________________________________________________
Title: ________________________________________________________________________
Address: ______________________________________________________________________

BANK:          TEXAS COMMERCE BANK NATIONAL ASSOCIATION

By: ___________________________________________________________________________
Name: _________________________________________________________________________
Title: ________________________________________________________________________
Address: ______________________________________________________________________


EXHIBITS:                                 ANNEXES:
     A  Request for Loan                   I   Loan Documents
     B  Reporting Requirements,            II  Subsidiaries
        Financial Covenants, and
        Compliance Certificate

                                    ANNEX I

                                 LOAN DOCUMENTS

"Loan Documents" includes, but is ot limited to, the following:

1.   Agreement

2.   Note

3.   Compliance Certificate

4. Security Agreements, in Proper Form, covering pledge of 194,264 common shares (97.55%) Texas City Bank; 129,671 common shares (99.47%) First Bank Pearland; 30,000 common shares (100%) First Bank Mainland (La Marque TX)

5.   Financing Statements

6. Opinion of Borrower's Counsel (to be delivered promptly upon consummation of the Permitted Merger as provided in Section 5.4)

7.   Certified Copies of Organization and Authority Documents

8. Financial statements and regulatory reports of Borrower and Borrower's bank subsidiaries

                                    ANNEX II

                                  SUBSIDIARIES

IF NONE AS OF THE EFFECTIVE DATE, CHECK [_] NONE



Subsidiary Name
and Address            Jurisdiction  % Owned
---------------------  ------------  -------

Texas City Bank        Texas           97.55
Texas City TX

First Bank Mainland    Texas          100.00
La Marque TX

First Bank Pearland    Texas           99.47
Pearland TX


                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                          SECURITY AGREEMENT - PLEDGE


  TEXAS GULF BANCORP, INC., 4200 WESTHEIMER, SUITE 210, HOUSTON, HARRIS COUNTY, TEXAS 77027-0000 hereinafter called "Debtor," and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, 712 MAIN, P.O. BOX 2558, HOUSTON, HARRIS COUNTY, TEXAS 77252-2558 hereinafter called "Secured Party," agree as follows:

SECTION I.  CREATION OF SECURITY INTEREST.

  Debtor hereby pledges, grants a security interest in, mortgages, assigns, transfers, delivers, pledges, sets over and confirms unto Secured Party the Collateral described in Section II of this Security Agreement to secure performance and payment of all debts, obligations and liabilities of every kind and character of Debtor now or hereafter existing in favor of Secured Party whether such debts, obligations or liabilities be direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to Secured Party or to a third party and subsequently acquired by Secured Party and whether such debts, obligations or liabilities are evidenced by note, open account, overdraft, indorsement, surety agreement, guaranty or otherwise, it being contemplated that Debtor may hereafter become indebted to Secured Party in further sum or sums, and all modifications, renewals or extensions of or substitutions for, any of the foregoing. All such indebtedness is hereinafter sometimes called "the secured indebtedness" or "the indebtedness secured hereby."

SECTION II.  COLLATERAL.

  The Collateral of this Security Agreement consists of all of the investment securities listed in the portion labeled "Collateral Description" below, and all other property previously, presently or in the future deposited with Secured Party. The Collateral includes, without limitation, all property this day delivered to and deposited with Secured Party, and all money and property heretofore delivered or which shall hereafter be delivered to or come into the possession, custody or control of Secured Party in any manner or for any purpose whatever during the existence of this Security Agreement, and whether held in a general or special account, or deposited for safekeeping or otherwise together with all dividends (cash or otherwise), rights to receive dividends, stock dividends, dividends paid in stock, distributions upon redemption or liquidation, distributions as a result of split-ups, recapitalizations or rearrangements, all stock rights, rights to subscribe, voting rights, rights to receive securities, and all new securities; and all other property which Debtor may hereafter become entitled to receive on account of such securities or other property; and in the event Debtor receives any such property, Debtor will immediately deliver same to Secured Party to be held by Secured Party in the same manner as the property originally deposited as Collateral. The Collateral of this Security Agreement also includes (i) the proceeds of any and all property described above and (ii) any and all cash dividends of and from any and all property described above. It is expressly contemplated that additional securities shall from time to time be pledged to Secured Party as additional security for the indebtedness secured hereby, and the term "Collateral" as used herein shall be deemed for all purposes hereof to include all such securities, together with all other property of the types described above related to such securities.

SECTION III.  PAYMENT OBLIGATIONS OF DEBTOR.

 3.1 Except as provided below, Debtor shall pay to Secured Party any sum or sums due or which may become due pursuant to any instrument or agreement evidencing any indebtedness or obligation of Debtor to Secured Party, now or hereafter executed by Debtor, in accordance with the terms of such instrument or agreement and the terms of this Security Agreement.

 3.2 Debtor shall pay to Secured Party on demand all expenses and expenditures, including attorneys' fees and other legal expenses incurred or paid by Secured Party in exercising or protecting its interests, rights and remedies under this Security Agreement, plus interest thereon from date of expenditure until paid at the same rate provided for past-due principal and interest in the principal obligation (the "Past Due Rate"). The principal obligation shall be (1) the note secured hereby; (2) if more than one note is secured hereby, the note with the largest face amount; and (3) if no note is secured hereby, the obligation with the largest face amount. Notwithstanding anything in this Agreement to the contrary, if this Agreement is governed by Chapters 3, 4 or 5 of the Texas Credit Code (the "Chapters"), Debtor's obligation to pay or reimburse Secured Party shall be limited to only those charges, expenses, fees, compensation, bonuses, commissions, brokerage and discounts permitted to be charged or reimbursed under whichever of such Chapters, if any, shall apply. For Chapters 3, 4 and 5; In addition to the authorized charges provided in each Chapter no further or other charge or amount whatsoever shall be directly, or indirectly, charged, contracted for, or received. This includes (but is not limited by) all charges such as fees, compensation, bonuses, commissions, brokerage, discounts, expenses, and every other charge of any nature whatsoever, whether of the types listed herein or not. Without limitation of the foregoing, such charges may be any form of costs or compensation whether contracted for or not, received by the lender, or any other person, in connection with (a) the investigating, arranging, negotiation, procuring, guaranteeing, making, servicing, collecting or enforcing of a loan; or (b) for the forbearance of money, credit, goods of things in action; or (c) for any other service or services performed or offered. However, the prohibition set out herein shall not apply to amounts actually incurred by an authorized lender as court costs; attorney fees assessed by a court; lawful fees for filing, recording, or releasing in or to any public office any security for a loan or any instrument securing a loan; the reasonable cost actually expended for repossessing, storing, preparing for sale, or selling any security; or fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security of a loan made under that Chapter, or premiums or identifiable charge received in connection with the sale of insurance authorized under that Chapter. Certain additional charges may be collected in connection with secondary mortgage loans under Chapter 5; see your builder's and mechanic's lien contract and promissory note. Unless one of the following boxes is checked, this Agreement is not subject to Chapters 3, 4 or 5 of the Texas Credit Code:

     N/A  This Agreement is subject to Chapter 3 of the Texas Credit Code.

     N/A  This Agreement is subject to Chapter 4 of the Texas Credit Code.

     N/A  This Agreement is subject to Chapter 5 of the Texas Credit Code.

  3.3 Debtor shall pay the entire unpaid indebtedness of Debtor to Secured Party, whether created or incurred pursuant to this Security Agreement or otherwise, upon Debtor's default under this Security Agreement.

SECTION IV.  DEBTOR'S REPRESENTATIONS AND WARRANTIES.

 Debtor warrants and represents that:

 4.1 All information, reports, statements and other data furnished by or on behalf of Debtor to Secured Party prior to, contemporaneously with or subsequent to the execution of this Security Agreement or in connection with the indebtedness secured hereby are and shall be true, correct and complete and do not and shall not omit to state any fact necessary to make the information obtained therein not misleading.

 4.2 All investment securities and any like property delivered to Secured Party as Collateral are genuine, free from any restriction on transfer, duly and validly authorized and issued, fully paid and nonassessable, free of all liens, claims, demands, equities or other security interests, and are hereby duly and validly pledged or hypothecated to Secured Party in accordance with law.

 4.3 No part of the proceeds of the indebtedness secured hereby will be used to purchase or carry directly or indirectly, any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such "margin stock," or for any other purpose in a manner which would involve Secured Party in a violation of said Regulation U.

 4.4 Except as shown in the portion labeled "Collateral Description" below, Debtor owns the Collateral and has the right to pledge the same and to transfer any interest therein; all consents required for the pledge of the Collateral herein provided have been obtained; the Collateral is free and clear from all security interests and encumbrances except the security interest evidenced hereby; there is no financing statement covering the Collateral or its proceeds on file in any public office; and Debtor will warrant and forever defend the title to the Collateral and its proceeds against the claims and demands of all persons whomsoever claiming or to claim the same or any part thereof.

 4.5 The execution, delivery and performance by Debtor of this Security Agreement do not and will not contravene or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and applicable to Debtor or the corporate papers or partnership agreement of Debtor, or result in a breach of or constitute a default (with or without the giving of notice or the lapse of time or both) under any indenture or loan, credit or other agreement to which Debtor is a party or by which Debtor or any of Debtor's property may be bound or affected.

 4.6 This Security Agreement constitutes the legal, valid and binding obligation of Debtor enforceable against Debtor in accordance with its terms.

 4.7 No authorization, consent, approval, license, order or exemption of, or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Debtor of this Security Agreement or to the enforcement hereof by Secured Party.

 4.8 No representation or warranty contained herein or made in connection with the indebtedness secured hereby, and no certificate, schedule or other document furnished in connection herewith, contains or will contain, at the time so made or furnished, a misstatement of material fact, or omits or will omit to state a material fact required to be stated therein in order to make the statements contained therein not misleading.

 4.9 Debtor is now in a solvent condition, and no bankruptcy or insolvency proceedings are pending or contemplated by or against Debtor.

SECTION V.  COVENANTS.

 5.1 So long as the indebtedness secured hereby or any part thereof remains unpaid, Debtor covenants and agrees with Secured Party as follows:

       (a) Debtor shall furnish to Secured Party such stock powers and other instruments as may be required by Secured Party to assure the transferability of the Collateral when and as often as may be requested by Secured Party.

       (b) If Debtor is a corporation, Debtor will continuously maintain Debtor's corporate existence.

       (c) Debtor will cause to be paid prior to delinquency all taxes and assessments heretofore or hereafter levied or assessed against the Collateral, or any part thereof, or, subject to the restrictions in Section III of this Security Agreement, against the Secured Party for or on account of the indebtedness secured hereby or the interest created by this Security Agreement and will furnish Secured Party with receipts or other satisfactory evidence showing payment of such taxes and assessments at least ten (10) days prior to the applicable default date therefor.

       (d) If the validity or priority of this Security Agreement or of any right, title, security interest or other interests created or evidenced hereby shall be attacked, endangered or questioned, or if any legal proceedings are instituted against Debtor with respect thereto, Debtor will give prompt written notice thereof to Secured Party and, subject to the restrictions in Section III of this Security Agreement, at Debtor's own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and Secured Party (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Security Agreement and the right, title, security interest and other interests created or evidenced hereby, and, subject to the restrictions in Section III of this Security Agreement, all expenses so incurred of every kind and character shall be a demand obligation owing by Debtor to Secured Party, shall bear interest from date of expenditure until paid at the Past Due Rate and shall be secured hereby and by each other agreement securing the secured indebtedness. The party incurring such expenses shall be subrogated to all rights of the person receiving such payment.

       (e) Debtor will, on request of Secured Party, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Security Agreement or in any other instrument executed in connection herewith or in the execution or acknowledgement thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including without limitation further security agreements, financing statements and continuation statements) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Security Agreement and such other instruments and to subject to the security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the then Collateral and (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by Secured Party to protect the security interests hereunder against the rights or interests of third persons, and Debtor, subject to the restrictions in Section III of this Security Agreement, will pay all costs connected with any of the foregoing.

       (f) Notwithstanding the security interest in proceeds granted herein, Debtor will not sell, exchange, lend, assign, transfer or otherwise dispose of all or any part of the Collateral or any interest therein, or permit any of the foregoing, without the prior written consent of Secured Party.

       (g) Subject to the restrictions in Section III of this Security Agreement, and to the extent not prohibited by law, Debtor will pay, or reimburse Secured Party for, all costs and expenses, of every character, incurred or expended from time to time (including, but not limited to, the fees and expenses of counsel for Secured Party) in connection with the negotiation, preparation, execution, filing, recording, refiling and re-recording of this Agreement and all related financing statements and the making, servicing and collection of the indebtedness secured hereby; any and all stamp, mortgage and recording taxes; and all costs of negotiation, preparation, execution and delivery of any and all amendments, modifications, supplements, consents, waivers or other documents or writings relating to the transactions contemplated by this Agreement. Subject to the restrictions in Section III of this Security Agreement, Debtor will reimburse Secured Party for all amounts expended by Secured Party to satisfy any obligation of Debtor under this Agreement or to protect the Collateral. In addition, whether or not a default shall have occurred, subject to the restrictions in Section III of this Security Agreement, Debtor will pay, or reimburse Secured Party for, all costs and expenses, of every character incurred or expended from time to time in connection with the evaluation, monitoring, administration and protection of the Collateral and the exercise by Secured Party of any of its rights and remedies hereunder or at law (including, but not limited to, all appraisal fees, consulting fees, brokerage fees and commissions, insurance premiums, Uniform Commercial Code search fees, investigation costs, escrow fees, attorneys' fees, legal expenses, fees of auditors and accountants, court costs, fees of governmental authorities, auctioneer fees and expenses, and all fees and expenses incurred in connection with the auction and liquidation of the Collateral). Any amount to be paid or reimbursed by Debtor to Secured Party shall be a demand obligation owing by Debtor to Secured Party and, to the extent not prohibited by law, shall bear interest from the date of expenditure by Secured Party until paid at the Past Due Rate.

       (h) Debtor will not change its address, name, identity or structure without notifying Secured Party of such change in writing at least thirty
     (30) days prior to the effective date of such change.

       (i) Debtor shall account fully and faithfully for and, if Secured Party so elects, shall promptly pay or turn over to Secured Party the proceeds in whatever form received from disposition in any manner of any of the Collateral. Debtor shall at all times keep the Collateral and its proceeds separate and distinct from other property of Debtor and shall keep accurate and complete records of the Collateral and its proceeds.

       (j) Debtor shall furnish Secured Party all such information as Secured Party may request with respect to the Collateral.

       (k) If Secured Party should at any time be of the opinion that the Collateral is not sufficient or has declined or may decline in value, or should a decline in the value of the Collateral cause any indebtedness secured hereby to be in violation of 12 USC 84 or any regulation implementing such law, or should Secured Party deem payment of Debtor's obligations to Secured Party to be insecure, then Secured Party may call for additional Collateral satisfactory to Secured Party, and Debtor promises to furnish such additional security forthwith, but in no event later than five days from the date Secured Party requests such additional Collateral. The call for additional security may be oral or by telegram or by United States Postal Service addressed to the address of Debtor shown at the beginning of this Security Agreement.

 5.2 Subject to the restrictions in Section III of this Security Agreement, Debtor agrees that, if Debtor fails to perform any act or to take any action which hereunder Debtor is required to perform or take, or to pay any money which hereunder Debtor is required to pay, Secured Party, in Debtor's name or in its own name, may but shall not be obligated to perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Secured Party, and any money so paid by Secured Party, shall be a demand obligation owing by Debtor to Secured Party and Secured Party, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. Any amounts due and owing by Debtor to Secured Party pursuant to this Security Agreement shall bear interest from the date such amount becomes due until paid at the Past Due Rate and shall be a part of the secured indebtedness and shall be secured by this Security Agreement and by any other instrument securing the secured indebtedness.

SECTION VI.  VOTING RIGHTS AND DIVIDENDS.

  Unless and until an Event of Default, as hereinafter defined, shall have occurred, Debtor shall be entitled to exercise all voting and consensual powers and rights pertaining to the Collateral or any part thereof for all purposes not inconsistent with the terms of this Security Agreement and shall be entitled to receive and retain all dividends (other than stock or liquidating dividends) on the Collateral or any part thereof, provided that all dividends in stock or property representing stock, and all subscription, warrants or any other rights or options issued in connection with the Collateral, and all liquidating dividends or distributions or return of capital upon or in respect of the Collateral or any part thereof, or resulting from any split, revision or reclassification of the Collateral or any part thereof, or received in exchange for the Collateral or any part thereof as a result of a merger, consolidation or otherwise, shall be paid or transferred directly to Secured Party, or if paid to or received by Debtor, shall be, immediately upon receipt thereof, paid over, transferred and delivered to Secured Party and shall be Collateral pledged under and subject to the terms of this Security Agreement.

SECTION VII.  EVENTS OF DEFAULT.

  Debtor shall be in default under this Security Agreement upon the happening of any of the following events or conditions, herein called an "Event of Default":

       (a) Debtor's failure to pay when due any of the secured indebtedness; or

       (b) Default by Debtor in the punctual performance of any of the obligations, covenants, terms or provisions contained or referred to in this Security Agreement or in any indebtedness secured hereby; or

       (c) any warranty or representation or statement contained in this Agreement or made or furnished to Secured Party by or on behalf of Debtor in connection with this Security Agreement or to induce Secured Party to make a loan to Debtor shall prove to be false or misleading in any respect when made or furnished; or

       (d) loss, theft, substantial damage, destruction, sale or encumbrance of or to any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon; or

       (e) Debtor's death, dissolution, termination of existence, insolvency or business failure; the failure of Debtor or of any guarantor or surety for Debtor generally to pay its debts as they become due; the appointment of a receiver, trustee custodian or liquidator of all or any part of the property of Debtor; an assignment for the benefit of creditors of Debtor; the calling of a meeting of creditors of Debtor; or the commencement of any proceeding under any bankruptcy, insolvency or reorganization laws by or against Debtor or any guarantor or surety for Debtor; or

       (f) any statement of the financial condition of Debtor or of any guarantor, comaker, surety or endorser of any liability of Debtor to Secured Party submitted to Secured Party by Debtor or any such guarantor, surety or endorser proves to be false or misleading in any respect; or

       (g) any guarantor, comaker, surety or endorser for Debtor defaults in any obligation or liability to Secured Party; or

       (h) any adverse material change shall occur in the assets, liabilities, financial condition, business operations, affairs or circumstances of Debtor.

SECTION VIII.  REMEDIES IN EVENT OF DEFAULT.

 8.1 Upon the occurrence of an Event of Default, or if Secured Party shall deem payment of Debtor's obligations to Secured Party to be insecure, and at any time thereafter, Secured Party shall have the option of declaring, without notice to any person, all indebtedness secured hereby; principal and accrued interest, to be immediately due and payable.

 8.2 Upon the occurrence of an Event of Default, or if Secured Party shall deem payment of Debtor's obligations to Secured Party to be insure, and at any time thereafter, Secured Party may without notice, except as thereinafter provided, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange for cash, upon credit, or for future delivery, and at such price or prices as Secured Party may deem best, and Secured Party may be the purchaser of any and all of the Collateral so sold and may apply upon the purchase price therefor any indebtedness secured hereby or any part thereof, and thereafter hold the same absolutely free from any right or claim of whatsoever kind. Secured Party is authorized at any such sale, if Secured Party deems it advisable so to do, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or resale of any of the Collateral. Upon any such sale, Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, stay or appraisal which Debtor has or may have under any rule of law or statute now existing or hereafter adopted. Secured Party shall give Debtor ten (10) days written notice mailed to Debtor at the address set forth herein (which shall satisfy any requirement of notice or reasonable notice in any applicable statute) of Secured Party's intention to make any such public or private sale. Such notice, in case of public sale, shall state the time and place fixed for such sale, and in case of sale at broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or that portion thereof so being sold will first be offered for sale at such board or exchange.
     Any such public sale shall be held at such time or times within the ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any sale, the Collateral may be sold in one lot as an entirety or in separate parcels as Secured Party may determine.

       Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at any time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall incur no liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and in case of any such failure, such Collateral may again be sold upon like notice. Each and every method of disposition described in this Section shall constitute disposition in a commercially reasonable manner. Debtor, subject to the restrictions in
     Section III of this Security Agreement, shall remain liable for any deficiency.

 8.3 Upon the occurrence of an Event of Default, or if Secured Party shall deem payment of Debtor's obligations to Secured Party to be insecure, and at any time thereafter, Secured Party shall have all the rights of a secured party after default under the Uniform Commercial Code of Texas, and in conjunction with, in addition to or in substitution for those rights and remedies and the rights and remedies provided for herein:

       (a) Written notice mailed to Debtor as provided herein ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; and

       (b) It shall not be necessary that the Collateral or any part thereof be present at the location of such sale; and

       (c) Prior to application of proceeds of disposition of the Collateral to the secured indebtedness, such proceeds shall be applied, subject to the restrictions in Section III of this Security Agreement, to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the attorneys' fees and legal expenses incurred by Secured Party, Debtor, subject to the restrictions in Section III of this Security Agreement, to remain liable for any deficiency; and

       (d) The sale by Secured Party of less than the whole of the Collateral shall not exhaust the rights of Secured Party hereunder, and Secured Party is specifically empowered to make successive sale or sales hereunder until the whole of the Collateral shall be sold; and, if the proceeds of such sale of less than the whole of the Collateral shall be less than the aggregate of the indebtedness secured hereby, this Security Agreement and the security interest created hereby shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made; and

       (e) In the event any sale hereunder is not completed or is defective in the opinion of Secured Party, such sale shall not exhaust the rights of Secured Party hereunder and Secured Party shall have the right to cause a subsequent sale or sales to be made hereunder; and

       (f) Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the indebtedness or as to the occurrence of any default, or as to Secured Party having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, as to any other act or thing having been duly done by Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

       (g) Secured Party may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale but in the name and on behalf of Secured Party.

 8.4 All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other instrument securing the payment of the secured indebtedness, or any part thereof, or otherwise benefiting Secured Party, and the resort to any remedy provided for hereunder or under any such other instrument or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

 8.5 Secured Party may resort to any security given by this Security Agreement or to any other security now existing or hereafter given to secure the payment of the secured indebtedness, in whole or in part, and in such portions and in such order as may seem best to Secured Party in its sole and uncontrolled discretion, and any such action shall not be considered as a waiver of any of the rights, benefits or security interests evidenced by this Security Agreement.

 8.6 Secured Party may at any time cause any or all of the Collateral to be transferred into its name or into the name or names of any nominee or nominees of Secured Party.

 8.7 To the full extent Debtor may do so, Debtor agrees that Debtor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force provided for any appraisement, valuation, stay, extension or redemption, and Debtor, for Debtor, Debtor's heirs, devisees, personal representatives, receivers, trustees, successors and assigns, and for any and all persons ever claim any interest in the Collateral, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the secured indebtedness, notice of election to mature or declare due the whole of the secure indebtedness, and all rights to a marshaling of the assets of Debtor, including the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the security interest hereby created. If this Security Agreement is governed by any of the Chapters, nothing herein shall be construed to waive any right accruing to Debtor under such Chapter.

SECTION IX.  ADDITIONAL AGREEMENTS.

 9.1 If all of the secured indebtedness be paid as the same becomes due and payable, and if all of the covenants, warranties, undertakings and agreements made in this Security Agreement are kept and performed, then and in that event only, all rights under this Security Agreement shall terminate and the Collateral shall become wholly clear of the security interest evidenced hereby, and such security interest shall be released by Secured Party in due form and, subject to the restrictions in Section III of this Security Agreement, at Debtor's cost.

 9.2 Secured Party may waive any default without waiving any other prior or subsequent default. Secured Party may remedy any default without waiving the default remedied. The failure by Secured Party to exercise any right, power or remedy upon any default shall not be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Secured Party of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Debtor therefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose of which given and to the extent therein specified. No notice to nor demand on Debtor in any case shall of itself entitle Debtor to any other or further notice or demand in similar or other circumstances. Acceptance by Secured Party of any payment in an amount less than the amount then due on any secured indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a default hereunder.

 9.3 Secured Party may at any time and from time to time in writing (a) waive compliance by Debtor with any covenant herein made by Debtor to the extent and the manner specified in such writing; (b) consent to Debtor's doing any act which hereunder Debtor is prohibited from doing, or consent to Debtor's failing to do any act which hereunder Debtor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Collateral, or any interest therein, from the security interest of this Security Agreement; or (d) release any party liable, either directly or indirectly, for the secured indebtedness or for any covenant herein or in any other instrument now or hereafter securing the payment of the secured indebtedness. No such act shall in any way impair the rights of Secured Party hereunder, or impair or release the liability of any party except to the extent specifically agreed to by Secured Party in such writing.

 9.4 The security interest and other rights of Secured Party hereunder shall not be impaired by any indulgence, moratorium or release granted by Secured Party, including but not limited to (a) any renewal, extension or modification which Secured Party may grant with respect to any secured indebtedness; (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant in respect of any item of the Collateral, or any part thereof or any interest therein; or (c) any release or indulgence granted to any indorser, guarantor or surety of any secured indebtedness.

 9.5 A carbon, photographic or other reproduction of this Security Agreement or of any financing statement relating to this Security Agreement shall be sufficient as a financing statement.

 9.6 Debtor will cause all financing statements and confirmation statements relating hereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Secured Party may reasonably request, and, subject to the restrictions in Section III of this Security Agreement, will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

 9.7 In the event the ownership of the Collateral or any part thereof becomes vested in a person other than Debtor, Secured Party may, without notice to Debtor, deal with such person with reference to this Security Agreement and to the indebtedness secured hereby in the same manner as with Debtor, without in any way vitiating or discharging Debtor's liability hereunder or for the payment of the indebtedness secured hereby. No sale of the Collateral, no forbearance on the part of Secured Party and no extension of the time for the payment of the indebtedness secured hereby given by Secured Party shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Debtor hereunder or the liability of any other person hereunder or for the payment of the indebtedness secured hereby, except as agreed in writing by Secured Party.

 9.8 If any part of the secured indebtedness cannot be lawfully secured by this Security Agreement, or if any part of the Collateral cannot be lawfully subject to the security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first if discharge of that portion thereof which is not secured by this Security Agreement.

 9.9 Secured Party may assign this Security Agreement so that the assignee shall be entitled to the rights and remedies of Secured Party hereunder.

 9.10 Any notice, request, demand or other communication required or permitted hereunder, or under any note, guaranty, loan agreement or other instrument securing the payment of the secured indebtedness (unless otherwise expressly provided therein) shall be given in writing by delivering same in person to the intended addressee, or by United States Postal Service, postage prepaid, registered or certified mail, return receipt requested or by prepaid telegram (provided that such telegram is confirmed by mail in the manner previously described), sent to the intended addressee at the address shown in this Agreement, or to such different address as the addressee shall have designated by written notice sent in accordance herewith and actually received by the other party at least ten
     (10) days in advance of the date upon which such change of address shall be effective.

 9.11 This Security Agreement shall be binding upon Debtor, and the heirs, devisees, personal representatives, receivers, trustees, successors and assigns of Debtor, including all successors in interest of Debtor in and to all or any part of the Collateral, and shall inure to the benefit of Secured Party and the successors and assigns of Secured Party.

 9.12 Secured Party in its discretion may, whether or not any of the indebtedness secured hereby be due, in its name or in the name of Debtor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but Secured Party shall be under no obligation so to do.

 9.13 Whenever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law. A determination that any provision of this Security Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Security Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

 9.14 Secured Party may, by any employee or employees it designates, execute, sign, indorse, transfer or deliver in the name of Debtor, notes, checks, drafts or other instruments for the payment of money and receipts or any other document necessary to evidence, perfect and realize upon the security interests and obligations of this Security Agreement.

 9.15 Secured Party's duty with reference to the Collateral shall be solely to use reasonable care in the custody and preservation of the Collateral in Secured Party's possession. Secured Party shall not be responsible in any way for any depreciation in the value of the Collateral, nor shall any duty or responsibility whatsoever rest upon Secured Party to take necessary steps to preserve rights against prior parties or to enforce collection of the Collateral by legal proceedings or otherwise, the sole duty of the Secured Party, its successors and assigns, being to receive collections, remittances and payments on such Collateral as and when made. In the event Debtor instructs Secured Party, in writing or orally, to deliver any or all of the Collateral to a broker or other third person, and Secured Party agrees to do so, the following conditions shall be conclusively deemed to be a part of secured party's agreement, whether or not they are specifically mentioned to Debtor at the time of such agreement. Secured Party shall assume no responsibility for checking the genuineness or authenticity of any person purporting to be a messenger, employee or representative of the broker or other third person to whom Debtor has directed Secured Party to deliver the Collateral, or the genuineness or authenticity of any document or instructions delivered by any such person. Debtor will be considered, by requesting any such delivery, to have assumed all risk of loss as to the Collateral. Secured Party's sole responsibility will be to deliver the Collateral to the person purporting to be the broker or other third person described by Debtor, or a messenger, employee or representative thereof. Secured Party and Debtor hereby expressly agree that the foregoing actions by Secured Party shall constitute reasonable care.

 9.16 Notwithstanding anything to the contrary contained herein, if any secured indebtedness shall be indebtedness resulting from an extension of credit to a consumer (as such terms are defined or described in 12 C.F.R. 227, Regulation AA of the Federal Reserve Board) hereinafter referred to as "consumer credit obligation" then the collateral securing any such consumer credit obligation shall not extend to any nonpossessory security interest in household goods which is not a purchase money security interest (as defined in said Regulation AA), and no waiver of any notice herein shall be construed under any circumstances to extend to any waiver of notice which is prohibited by Regulation AA.

 9.17 The term "Debtor" as used in this Security Agreement shall be construed as singular or plural to correspond with the number of persons executing this Security Agreement as Debtor. The pronouns used in this Security Agreement are in the masculine gender but shall be construed as feminine or neuter as occasion may require. "Secured Party" and "Debtor" as used in this Security Agreement include the heirs, executors or administrators, successors, representatives, receivers, trustees and assigns of those parties.

 9.18 If more than one person executes this Security Agreement as Debtor, their obligations under this Security Agreement shall be joint and several.

 9.19 The section headings appearing in this Security Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provision of this Security Agreement. Terms used in this Security Agreement which are defined in the Texas Uniform Commercial Code are used with the meanings as therein defined.

 9.20 This Security Agreement shall be governed by and construed in accordance with the laws of the state of Texas and the United States of America.

                             COLLATERAL DESCRIPTION

The Collateral of this Security Agreement is of the following description:

          194,264 S/S OF TEXAS CITY NATIONAL BANK STOCK CERTIFICATE #2627 & 2628 129,671 S/S OF FIRST NATIONAL BANK OF PEARLAND CERTIFICATE #810-814 30,000 S/S OF FIRST BANK MAINLAND FORMALLY KNOWN AS DICKINSON STATE BANK CERTIFICATE #542 & 543.
          ALL CERTIFICATES ARE ISSUE TO TEXAS GULF COAST BANCORP, INC.


THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


SIGNATURE(S) OF DEBTOR:

  TEXAS GULF COAST BANCORP, INC.               Date ___________________________

________________________________________       Date ___________________________
  BY:                 TITLE:

________________________________________       Date ___________________________

________________________________________       Date ___________________________

________________________________________       Date ___________________________

________________________________________       Date ___________________________


SECURED PARTY:           TEXAS COMMERCE BANK NATIONAL ASSOCIATION

BY: ___________________________________________________________________________

TITLE: ________________________________________________________________________